EXHIBIT 99.2

QUEENSBURY INC.

23501 Cinco Ranch Blvd., B-225

Katy, TX 77494

September 12, 2016

FEDEX & FAX (609) 498-7029

WESTPORT ENERGY HOLDINGS, INC.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: Chief Executive Officer

-and-

WESTPORT ENERGY ACQUISITION INC.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: President

-and-

WESTPORT ENERGY LLC

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attention: Manager

(collectively, the “Westport Entities”)

RE: NOTICE OF DEFAULT/SENIOR SECURED CONVERTIBLE DEBENTURE

Gentlemen:

This will serve as notice to the Westport Entities that all principal, accrued interest and other amounts due and owing pursuant to the senior secured convertible debenture identified in Schedule A hereto (the “Queensbury Debenture”) have not been paid as of the required payment dates thereunder (the “Accelerated Amounts”) and, accordingly, such non-payments constitute “Events of Default” under Section 2 (a) (i) of the Queensbury Debenture. In addition, we have received notice from YA Global Investments, L.P. (“YA Global”) and Mountainville Ltd. (“Mountainville”) that the Westport Entities are also in default under their respective debentures with YA Global and Mountainville and those debentures have now been declared due and payable, which constitutes a further “Event of Default” under Section 2 (a) (iii) of the Queensbury Debenture.

Accordingly, Queensbury hereby demands that the Westport Entities make payment of all Accelerated Amounts no later than September 15, 2016. If payment of all Accelerated Amounts is not received by us by such date, we intend to foreclose our security interests and liens pursuant to the terms of the “Security Documents” in connection with the Queensbury Debenture and all other related documents. If you are unable to pay the Accelerated Amounts by such date, we propose that Westport Energy Holdings Inc. convey and relinquish to our nominee, Coos Bay Energy LLC, in consideration for the full satisfaction of your obligations under the Queensbury Debenture, ownership of all outstanding shares of its subsidiary, Westport Energy Acquisition Inc., which shares were pledged as collateral to secure your obligations under the Queensbury Debenture, the YA Global debentures and the Mountainville debenture.

Very truly yours,
QUEENSBURY INC.

By:	/s/ Raffi Attar
Name:	Raffi Attar
Title:	President

Cc: YA Global Investments, L.P.
Mountainville Ltd.

SCHEDULE A

QUEENSBURY DEBENTURE

Debenture Holder	Debtor	Debenture Date	Interest Rate	Original Principal Amount	Unpaid Principal
Queensbury Inc.	Westport Energy Holdings Inc.	02/05/2014	12.00%	$540,000	$540,000